UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

                                                                                WAUSAU PAPER CORP.

(Name of Registrant as Specified In Its Charter)

                                                                                    NOT APPLICABLE

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Important Information

This information may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with Wausau Paper Corp.’s 2013 annual meeting of shareholders.  Wausau Paper Corp. (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in such solicitation. The Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its 2013 annual meeting of shareholders. The proxy statement, any other relevant documents and other material filed with the SEC concerning the Company will be, when filed, available free of charge at www.sec.gov and www.wausaupaper.com.  Shareholders are urged to read the proxy statement and any other relevant documents filed when they become available because they will contain important information.

Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2013 annual meeting of shareholders.  Information concerning these participants is available in the Company’s proxy statement for the 2012 annual meeting of shareholders filed with the SEC on March 15, 2012, and in subsequent SEC filings on Forms 3 and 4.  Shareholders are advised to read the Company’s proxy statement for the 2013 annual meeting of shareholders and other relevant documents when they become available, because they will contain important information, including information with respect to such participants. You can obtain free copies of these referenced documents as described above.

On March 6, 2013, the Company issued a news release announcing that it had reached an agreement with Starboard Value LP and its affiliates regarding the composition of the Company’s Board of Directors.  A copy of the news release follows:

WAUSAU PAPER AND STARBOARD REACH AGREEMENT

TWO NEW INDEPENDENT DIRECTORS

TO JOIN WAUSAU BOARD

BOARD TO BE EXPANDED FROM EIGHT TO NINE DIRECTORS

MOSINEE, WI – March 6, 2013 – Wausau Paper (NYSE:WPP) today announced it has reached an agreement with Starboard Value LP and its affiliates regarding the composition of the company’s Board of Directors. Under the terms of the agreement, Wausau has agreed to nominate two new directors recommended by Starboard, Mr. John S. Kvocka and Mr. George P. Murphy, neither of whom is employed by or affiliated with Wausau or Starboard.  The nominations will be included in the company’s 2013 proxy statement and submitted for stockholder approval at the company’s 2013 Annual Meeting.

In connection with the nominations, Starboard, which beneficially owns approximately 14.8% of the outstanding shares of Wausau’s common stock, has agreed to vote all of its shares in favor of each of the Board’s nominees at the 2013 Annual Meeting. A total of four director nominees will stand for election at the 2013 Annual Meeting, including the two Starboard recommended candidates. If all nominees are elected, the Wausau Board will be expanded to nine directors, comprised of seven independent directors, Thomas J. Howatt, Non-Executive Chairman of the Board and Henry C. Newell, Wausau’s President and Chief Executive Officer. The Board is presently comprised of eight members. Mr. Dennis Kuester, having attained the mandatory age of retirement, will not stand for election at the company’s 2013 Annual Meeting.

“We are pleased to have reached this agreement with Starboard,” said Hank Newell, President and Chief Executive Officer of Wausau Paper. “Wausau Paper is well positioned to capitalize on the investments we have made in the tissue business and we look forward to working productively with our new Board members, John Kvocka and George Murphy, with a shared commitment to enhancing stockholder value.  We are confident that their significant industry experience will be an asset to Wausau.”

Jeff Smith, CEO of Starboard, stated, “We are pleased to have worked constructively with management and the Board of Wausau and are confident that the addition of John Kvocka and George Murphy will bring a fresh perspective to the Board and serve the best interests of Wausau and its stockholders.  We look forward to enhanced value for the benefit of all stockholders.”

The complete agreement between Wausau Paper and Starboard will be included as an exhibit to the company’s Current Report on Form 8-K which will be filed with the Securities and Exchange Commission ("SEC"). Further details regarding the 2013 Annual Meeting will be included in the company’s definitive proxy materials, which will be filed with the SEC.

Important Information:

This information may be deemed to be solicitation material in respect to the solicitation of proxies from shareholders in connection with Wausau Paper Corp.’s 2013 annual meeting of shareholders.  Wausau Paper Corp. (the “company”), its directors and certain of its executive officers may be deemed to be participants in such solicitation.

The company will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the 2013 annual meeting of shareholders.  The proxy statement, any other relevant documents and other material filed with the SEC concerning the company will be, when filed, available free of charge at www.sec.gov and www.wausaupaper.com.  Shareholders are urged to read the proxy statement and any other relevant documents file when they become available because they will contain important information.

About Wausau Paper:

Wausau Paper produces and markets specialty papers for industrial, commercial and consumer end markets as well as a complete line of away-from-home towel and tissue products. The company is headquartered in Mosinee, Wisconsin, and is listed on the NYSE under the symbol WPP. To learn more about Wausau Paper visit: www.wausaupaper.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995: The matters discussed in this news release concerning the company’s future performance or anticipated financial results are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements. Among other things, these risks and uncertainties include the strength of the economy and demand for paper products, increases in raw material and energy prices, manufacturing problems at company facilities, and other risks and assumptions described under “Information Concerning Forward-Looking Statements” in Item 7 and in Item 1A of the company’s Form 10-K for the year ended December 31, 2012. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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